Exhibit 99.1

FINAL FOR RELEASE

Contacts:
Chad Holmes	Andrew Blazier
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
RESULTS FOR THE THIRD QUARTER OF 2017

Strength Across Portfolio Drives Growth in Revenue and Profits;

Headcount Increases by 18% Year Over Year While Achieving Companywide Utilization of 74%;

CRA Increases Quarterly Dividend by 21%

BOSTON, October 26, 2017 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal third quarter ended September 30, 2017.

Key Third-Quarter Fiscal 2017 Highlights

•                  Third-quarter fiscal 2017 utilization was 74% as quarter-end headcount increased by 98, or 18.1%, year over year.

•                  GAAP and non-GAAP revenue grew 11.8% year over year to $91.3 million.

•                  GAAP and non-GAAP net income were $3.2 million, or 3.5% of revenue, and $3.5 million, or 3.8% of revenue, respectively. GAAP net income rose 0.7% year over year; non-GAAP net income increased 6.6% year over year.

•                  GAAP earnings per diluted share was $0.38, unchanged year over year; non-GAAP earnings per diluted share increased 5.1% year over year to $0.41.

•                  Non-GAAP Adjusted EBITDA grew 8.1% year over year to $14.9 million, or 16.3% of non-GAAP revenue, compared with $13.8 million for the third quarter of fiscal 2016.

•                  On a constant currency basis relative to the third quarter of fiscal 2016, GAAP and non-GAAP revenue would have been approximately $0.2 million lower, resulting in year-over-year revenue growth of 11.5%, while GAAP and non-GAAP net income, earnings per diluted share, and Adjusted EBITDA would have been approximately $0.1 million, $0.01 per diluted share, and $0.1 million lower, respectively.

•                  During the third quarter of fiscal 2017, CRA returned $7.3 million of capital to its shareholders, comprised of $1.2 million of dividend payments and $6.1 million for share repurchases of approximately 166,000 shares.

Management Commentary

“We continued to drive broad-based, profitable growth during the third quarter, increasing revenue by 11.8% to $91.3 million and delivering non-GAAP Adjusted EBITDA margin of 16.3%,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Our strong performance was driven by double-digit revenue growth year over year in our Energy, Life Sciences and Marakon practices, with solid contributions from our Antitrust & Competition Economics, Financial Economics, and Intellectual Property practices. We also enjoyed double-digit revenue growth year over year in our North American and European operations. Overall, our expansion was balanced across organic and inorganic growth.”

“A year ago at this time, we announced the initiation of a quarterly dividend. Earlier today, our Board announced a 21% increase in our regular quarterly dividend from $0.14 to $0.17 per common share, which reflects the Board’s confidence in CRA’s long-term outlook and financial position and demonstrates our continued commitment of returning capital to our shareholders,” Maleh said.

Outlook and Financial Guidance

“As a result of our strong performance during the first half of fiscal 2017, in our second quarter earnings announcement we increased our non-GAAP revenue guidance and reaffirmed our guidance of non-GAAP Adjusted EBITDA margin.  CRA continued to deliver strong financial results in the third quarter of fiscal 2017,” said Maleh.  “As a result, on a constant currency basis relative to fiscal 2016, we expect to be in the upper half of our fiscal 2017 non-GAAP revenue range of $360 million to $370 million and reaffirm our guidance for non-GAAP Adjusted EBITDA margin in the range of 15.8% to 16.6%.”

CRA does not provide reconciliations of its annual non-GAAP revenue and Adjusted EBITDA margin guidance to the GAAP comparable financial measures because CRA is unable to estimate with reasonable certainty the financial results of GNU123 Liquidating Corporation (“GNU”) formerly known as “NeuCo,” the timing and amount of forgivable loans issued for talent acquisition, share-based compensation expense, unusual gains or charges, foreign exchange rates, and the resulting effect of these items on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Revolving Credit Facility

CRA is pleased to announce the extension of its revolving credit facility for another five years. Citizens Bank, Bank of America, and Santander Bank, remain CRA’s banking partners in this $125 million facility.  Since the inception of the facility in 2013, this bank group has supported CRA’s mission to be the firm of choice for its clients’ most important litigation, regulatory, and strategic challenges.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call today at 10:00 a.m. ET to discuss its third-quarter 2017 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, CRA has also provided in this release non-GAAP financial information. CRA believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. CRA believes that presenting its financial results excluding the results of GNU, certain non-cash and/or non-recurring charges, and the other items identified below, and including presentations of Adjusted EBITDA and comparisons on a constant currency basis, are important to investors and management because they are more indicative of CRA’s ongoing operating results and financial condition. CRA also uses these non-GAAP measures in its budgeting process, and as performance criteria for some of its performance-based compensation. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated. The non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for the third quarter of fiscal 2017, and the year-to-date period ended as of the third quarter of fiscal 2017, CRA has excluded GNU’s results, impairments on certain intangible assets, and the revaluation changes of contingent consideration liabilities associated with prior acquisitions, and for the full-year fiscal 2017 guidance, the third quarter of fiscal 2016, and the year-to-date period ended as of the third quarter of fiscal 2016, CRA has excluded GNU’s results. Also, in calculating “Adjusted EBITDA” from net income (loss) attributable to CRA for these fiscal periods and for purposes of the full-year fiscal 2017 guidance for Adjusted EBITDA margin, CRA has excluded net income (loss) attributable to noncontrolling interests (net of tax); interest expense, net; provision for income taxes; goodwill impairment charges; other (income) expense, net; and the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Finally, CRA believes that fluctuations in foreign currency exchange rates can significantly affect its financial results. Therefore, CRA provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. CRA calculates constant currency amounts by converting its applicable fiscal period local currency financial results using the prior fiscal year’s corresponding period exchange rates. CRA has presented in this press release its GAAP and non-GAAP revenue, net income, earnings per diluted share, and Adjusted EBITDA for the third quarter of fiscal 2017 on a constant currency basis relative to the third quarter of fiscal 2016, and its guidance for full-year fiscal 2017 non-GAAP revenue and Adjusted EBITDA margin on a constant currency basis relative to fiscal 2016.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future non-GAAP revenue and non-GAAP Adjusted EBITDA margin, the implied continuation of any current commitment, strength, confidence, ability, expectation or trend, the implied continuation of the payment of any regular quarterly dividend, and statements using the terms “expect,” “believe,” “outlook,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in fiscal 2017 on a constant currency basis relative to fiscal 2016 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained or implied by the other forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED SEPTEMBER 30, 2017 COMPARED TO THE QUARTER ENDED OCTOBER 1, 2016

(In thousands, except per share data)

	Quarter Ended September 30, 2017					Quarter Ended October 1, 2016
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(GNU and Other) (1)(2)	Results	Revenues	Results	Revenues	(GNU) (1)	Results	Revenues

Revenues	$91,325	100.0%	$—	$91,325	100.0%	$81,691	100.0%	$—	$81,691	100.0%
Cost of services (exclusive of depreciation and amortization)	62,422	68.4%	429	61,993	67.9%	57,832	70.8%	—	57,832	70.8%
Selling, general and administrative expenses	20,803	22.8%	26	20,777	22.8%	16,671	20.4%	95	16,576	20.3%
Depreciation and amortization	2,453	2.7%	—	2,453	2.7%	1,891	2.3%	—	1,891	2.3%
Income (loss) from operations	5,647	6.2%	(455)	6,102	6.7%	5,297	6.5%	(95)	5,392	6.6%

Interest and other income (expense), net	(112)	-0.1%	—	(112)	-0.1%	(237)	-0.3%	—	(237)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	5,535	6.1%	(455)	5,990	6.6%	5,060	6.2%	(95)	5,155	6.3%
Provision for income taxes	(2,310)	-2.5%	221	(2,531)	-2.8%	(1,909)	-2.3%	—	(1,909)	-2.3%
Net income (loss)	3,225	3.5%	(234)	3,459	3.8%	3,151	3.9%	(95)	3,246	4.0%
Net (income) loss attributable to noncontrolling interests, net of tax	(11)	0.0%	(11)	—	0.0%	42	0.1%	42	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$3,214	3.5%	$(245)	$3,459	3.8%	$3,193	3.9%	$(53)	$3,246	4.0%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.39			$0.42		$0.39			$0.39
Diluted	$0.38			$0.41		$0.38			$0.39

Weighted average number of shares outstanding:
Basic	8,149			8,149		8,177			8,177
Diluted	8,353			8,353		8,309			8,309

(1) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo,” in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

(2) This adjustment includes revaluation changes of contingent consideration liabilities associated with prior acquisitions.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE YEAR-TO-DATE PERIOD ENDED SEPTEMBER 30, 2017 COMPARED TO THE YEAR-TO-DATE PERIOD ENDED OCTOBER 1, 2016

(In thousands, except per share data)

	Year-To-Date Period Ended September 30, 2017					Year-To-Date Period Ended October 1, 2016
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(GNU and Other) (1)(2)	Results	Revenues	Results	Revenues	(GNU) (1)	Results	Revenues

Revenues	$273,059	100.0%	$—	$273,059	100.0%	$245,210	100.0%	$826	$244,384	100.0%
Cost of services (exclusive of depreciation and amortization)	190,223	69.7%	726	189,497	69.4%	171,297	69.9%	455	170,842	69.9%
Selling, general and administrative expenses	59,778	21.9%	640	59,138	21.7%	52,748	21.5%	1,144	51,604	21.1%
Depreciation and amortization	6,652	2.4%	—	6,652	2.4%	5,861	2.4%	—	5,861	2.4%
Income (loss) from operations	16,406	6.0%	(1,366)	17,772	6.5%	15,304	6.2%	(773)	16,077	6.6%

Interest and other income (expense), net	(344)	-0.1%	250	(594)	-0.2%	3,210	1.3%	3,828	(618)	-0.3%
Income (loss) before provision for income taxes and noncontrolling interest	16,062	5.9%	(1,116)	17,178	6.3%	18,514	7.6%	3,055	15,459	6.3%
Provision for income taxes	(6,100)	-2.2%	604	(6,704)	-2.5%	(6,357)	-2.6%	(308)	(6,049)	-2.5%
Net income (loss)	9,962	3.6%	(512)	10,474	3.8%	12,157	5.0%	2,747	9,410	3.9%
Net income attributable to noncontrolling interests, net of tax	(82)	0.0%	(82)	—	0.0%	(1,327)	-0.5%	(1,327)	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$9,880	3.6%	$(594)	$10,474	3.8%	$10,830	4.4%	$1,420	$9,410	3.9%

Net Income per share attributable to CRA International, Inc.:
Basic	$1.18			$1.25		$1.25			$1.09
Diluted	$1.15			$1.22		$1.24			$1.08

Weighted average number of shares outstanding:
Basic	8,332			8,332		8,581			8,581
Diluted	8,530			8,530		8,653			8,653

(1) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo,” in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

(2) These adjustments also include impairments on certain intangible assets and revaluation changes of contingent consideration liabilities associated with prior acquisitions.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE FISCAL QUARTER ENDED SEPTEMBER 30, 2017 COMPARED TO THE FISCAL QUARTER ENDED OCTOBER 1, 2016

(In thousands)

	Quarter Ended September 30, 2017					Quarter Ended October 1, 2016
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Quarter Ended	Revenues	(GNU and Other) (1)(2)	Quarter Ended	Revenues	Quarter Ended	Revenues	(GNU) (1)	Quarter Ended	Revenues

Revenues	$91,325	100.0%	$—	$91,325	100.0%	$81,691	100.0%	$—	$81,691	100.0%

Net income (loss) attributable to CRA International, Inc.	$3,214	3.5%	$(245)	$3,459	3.8%	$3,193	3.9%	$(53)	$3,246	4.0%
Net loss attributable to noncontrolling interests, net of tax	11	0.0%	11	—	0.0%	(42)	-0.1%	(42)	—	0.0%
Net income (loss)	3,225	3.5%	(234)	3,459	3.8%	3,151	3.9%	(95)	3,246	4.0%
Interest expense, net	116	0.1%	—	116	0.1%	129	0.2%	—	129	0.2%
Provision for income taxes	2,310	2.5%	(221)	2,531	2.8%	1,909	2.3%	—	1,909	2.3%
Depreciation and amortization	2,453	2.7%	—	2,453	2.7%	1,891	2.3%	—	1,891	2.3%
EBITDA	8,104	8.9%	(455)	8,559	9.4%	7,080	8.7%	(95)	7,175	8.8%
Share-based compensation expenses	1,580	1.7%	—	1,580	1.7%	1,687	2.1%	—	1,687	2.1%
Amortization of forgivable loans	4,738	5.2%	—	4,738	5.2%	4,784	5.9%	—	4,784	5.9%
Other (income) expense, net	(4)	0.0%	—	(4)	0.0%	108	0.1%	—	108	0.1%
Adjusted EBITDA	$14,418	15.8%	$(455)	$14,873	16.3%	$13,659	16.7%	$(95)	$13,754	16.8%

	Year-To-Date Period Ended September 30, 2017					Year-To-Date Period Ended October 1, 2016
	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP
	Year-to-Date	% of	GAAP Results	Year-to-Date	% of	Year-to-Date	% of	GAAP Results	Year-to-Date	% of
	Period Ended	Revenues	(GNU and Other) (1)(2)	Period Ended	Revenues	Period Ended	Revenues	(GNU) (1)	Period Ended	Revenues

Revenues	$273,059	100.0%	$—	$273,059	100.0%	$245,210	100.0%	$826	$244,384	100.0%

Net income (loss) attributable to CRA International, Inc.	$9,880	3.6%	$(594)	$10,474	3.8%	$10,830	4.4%	$1,420	$9,410	3.9%
Net income (loss) attributable to noncontrolling interest, net of tax	82	0.0%	82	—	0.0%	1,327	0.5%	1,327	—	0.0%
Net income (loss)	9,962	3.6%	(512)	10,474	3.8%	12,157	5.0%	2,747	9,410	3.9%
Interest expense, net	361	0.1%	—	361	0.1%	356	0.1%	7	349	0.1%
Provision for income taxes	6,100	2.2%	(604)	6,704	2.5%	6,357	2.6%	308	6,049	2.5%
Depreciation and amortization	6,652	2.4%	—	6,652	2.4%	5,861	2.4%	—	5,861	2.4%
EBITDA	23,075	8.5%	(1,116)	24,191	8.9%	24,731	10.1%	3,062	21,669	8.9%
Share-based compensation expenses	4,628	1.7%	—	4,628	1.7%	4,786	2.0%	—	4,786	2.0%
Amortization of forgivable loans	14,995	5.5%	—	14,995	5.5%	14,024	5.7%	—	14,024	5.7%
Other (income) expense, net	(15)	0.0%	(250)	235	0.1%	(3,566)	-1.5%	(3,836)	270	0.1%
Adjusted EBITDA	$42,683	15.6%	$(1,366)	$44,049	16.1%	$39,975	16.3%	$(774)	$40,749	16.7%

(1) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo”, in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

(2) These adjustments also include impairments on certain intangible assets and revaluation changes of contingent consideration liabilities associated with prior acquisitions.

CRA INTERNATIONAL, INC.

 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

 (In thousands)

	September 30,	December 31,
	2017	2016

Assets
Cash and cash equivalents	$20,899	$53,530
Accounts receivable and unbilled, net	118,355	91,789
Other current assets	18,685	25,192
Total current assets	157,939	170,511

Property and equipment, net	41,062	36,381
Goodwill and intangible assets, net	98,396	77,449
Other assets	37,023	39,301
Total assets	$334,420	$323,642

Liabilities and shareholders’ equity
Current liabilities	$97,388	$94,100
Long-term liabilities	28,855	21,659
Total liabilities	126,243	115,759

Total shareholders’ equity	208,177	207,883
Total liabilities and shareholders’ equity	$334,420	$323,642

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year-To-Date	Year-To-Date
	September 30,	October 1,
	2017	2016
Operating activities:
Net income	$9,962	$12,157
Adjustments to reconcile net income to net cash provided by operating activities, net of effect of acquired businesses:
GNU gain on sale of business	(250)	(3,836)
Non-cash items, net	16,514	14,476
Accounts receivable and unbilled services	(27,133)	(15,501)
Working capital items, net	8,698	8,917
Net cash provided by operating activities	7,791	16,213

Investing activities:
Consideration relating to acquisitions, net	(16,163)	—
Purchases of property and equipment	(5,366)	(11,808)
GNU cash proceeds from sale of business assets	250	1,100
Net cash used in investing activities	(21,279)	(10,708)

Financing activities:
Issuance of common stock, principally stock option exercises	2,950	1,448
Payments on notes payable	—	(75)
Borrowings under line of credit	11,500	7,500
Repayments under line of credit	(11,500)	(7,500)
Cash paid on dividend equivalents	(25)	—
Cash dividend paid to shareholders	(3,529)	—
Excess tax benefits from share based compensation	—	55
Tax withholding payments reimbursed by restricted shares	(703)	(490)
Repurchases of common stock	(19,528)	(19,318)

Net cash used in financing activities	(20,835)	(18,380)

Effect of foreign exchange rates on cash and cash equivalents	1,692	(80)

Net decrease in cash and cash equivalents	(32,631)	(12,955)
Cash and cash equivalents at beginning of period	53,530	38,139

Cash and cash equivalents at end of period	$20,899	$25,184

Noncash investing and financing activities:
Issuance of common stock for acquired business	$3,044	$44
Purchases of property and equipment not yet paid for	$2,568	$1,234
Purchases of property and equipment paid by a third party	$1,640	$—
Asset retirement obligations	$—	$1,479
Supplemental cash flow information:

Cash paid for income taxes	$7,297	$3,959
Cash paid for interest	$248	$327